Exhibit 99.1

FOR IMMEDIATE RELEASE

Pinnacle Foods Inc. Completes Previously-Announced Refinancing

Company Significantly Reduces Annual Interest Expense

PARSIPPANY, N.J., April 29, 2013 – On the heels of the Company’s successful initial public offering of common stock last month, Pinnacle Foods Inc. (NYSE: PF) announced today that its indirect wholly-owned subsidiary, Pinnacle Foods Finance LLC, has completed its previously-announced debt refinancing, in a transaction that will significantly lower its annual interest expense and improve its debt maturity profile.

The refinancing was comprised of a new senior secured credit facility, consisting of a $1,630 million term loan due 2020 and a $150 million revolving credit facility due 2018, as well as $350 million aggregate principal amount of 4.875% senior unsecured notes due 2021. Pinnacle Foods is using the proceeds from both the new term loan and senior unsecured notes to: (i) repay its existing term loan; (ii) complete the planned redemption on May 10, 2013 of all $400 million outstanding principal amount of its 8.25% senior unsecured notes due 2017; and (iii) pay all fees and expenses related to the refinancing. Following the completion of the redemption of the 8.25% notes, Pinnacle Foods debt outstanding will total approximately $2.0 billion, with no meaningful maturities until 2020.

The Company indicated that annual interest expense savings from the refinancing total approximately $30 million, and one-time fees and expenses associated with the transaction approximate $52 million, including $34 million in fees associated with the early redemption of the 8.25% notes. In addition, annual interest expense savings stemming from IPO-related debt reduction total approximately $50 million. On a cumulative basis, including the benefits of ongoing debt reduction during fiscal 2012 and interest savings from refinancing actions taken in 2012, the Company expects its annualized interest expense, excluding one-time fees and expenses, to decline by approximately $100 million versus 2012.

In fiscal 2013, on a pro forma basis, assuming the IPO and the 2013 refinancing occurred as of January 1, 2013, the Company expects its annual interest expense, excluding one-time fees and expenses, to approximate $80 million, versus approximately $180 million of interest expense incurred in fiscal 2012. On a reported basis, excluding one-time fees and expenses, the Company expects its interest expense in fiscal 2013 to total approximately $110 million.

Commenting on the announcement, Pinnacle Foods Inc. Executive Vice President and CFO Craig Steeneck stated, “The refinancing we just completed builds on the success of our recent IPO and the refinancing actions we took last year. These transactions, taken together, will dramatically lower our annual interest expense and greatly improve our debt maturity profile. We are pleased with the ongoing support from our banking partners and debt holders, and we believe the enhanced financial flexibility and improvement in our already-strong free cash flow that these transactions have enabled will serve us well for the future.”

This press release will be furnished as an exhibit to a Current Report on Form 8-K of Pinnacle Foods Inc. that will also contain additional information regarding the refinancing.

FORWARD-LOOKING STATEMENTS

Information provided and statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this press release and we assume no obligation to update the information included in this press release. Such forward-looking statements include information concerning our possible or assumed future results of operations. These statements often include words such as “approximate,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Although we believe that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Unless otherwise required by law, we also disclaim any obligation to update our view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made in this press release.

CONTACT:

Maria Sceppaguercio

Senior Vice President, Investor Relations

(973) 541-8629